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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 9, 2002

                                   CMGI, INC.

             (Exact Name of Registrant as Specified in its Charter)



         Delaware                       000-23262               04-2921333
(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
      of Incorporation)                                     Identification No.)

                              100 Brickstone Square
                          Andover, Massachusetts 01810

               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 684-3600
              (Registrant's telephone number, including area code)

                                 Not Applicable

          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

     On September 9, 2002, CMGI, Inc. ("CMGI") divested all of its equity and debt ownership interests in Engage, Inc. ("Engage"). Under the terms of the Transaction Agreement, dated as of September 9, 2002, by and among CMGI, CMGI
(UK) Limited and Engage (the "Transaction Agreement"), CMGI transferred to Engage approximately 148 million shares of common stock of Engage held by CMGI and cancelled approximately $60 million of debt owed to CMGI by Engage. In consideration of the equity transfer and debt cancellation, Engage, among other things, (i) paid to CMGI $2.5 million in cash, (ii) agreed to pay to CMGI up to an additional $6.0 million, comprised of a senior secured promissory note due in September 2006 and earnout payments commencing in fiscal year 2004, and
(iii) issued to CMGI a warrant to purchase up to 9.9% of the issued and outstanding shares of Engage Common Stock, at an exercise price of $.048 per share.

     The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 7. Exhibits.

(c)      Exhibits.

Exhibit No.      Description
-----------      -----------

10.1 Transaction Agreement, dated as of September 9, 2002, by and among CMGI, Inc., CMGI (UK) Limited and Engage, Inc.

99.1    Press Release, dated September 9, 2002.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CMGI, Inc.

                            By: /s/ Thomas Oberdorf

                               ------------------------
Date: September 10, 2002            Thomas Oberdorf
                                    Chief Financial Officer and Treasurer
                                    (Principal Financial and Accounting Officer)




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                                  EXHIBIT INDEX

Exhibit No.      Description

-----------      -----------

10.1 Transaction Agreement, dated as of September 9, 2002, by and among CMGI, Inc., CMGI (UK) Limited and Engage, Inc.

99.1    Press Release, dated September 9, 2002.